Exhibit 10.38.6

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

(Generally effective January 1, 2009)

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UNIFIED GROCERS, INC.

CASH BALANCE PLAN

Unified Grocers, Inc. (the “Company”) previously adopted the Retirement Plan for Employees of Unified Western Grocers, Inc. (the “Unified Plan”). In addition, effective as of December 31, 2001, the United Grocers, Inc. Pension Plan and Trust (the “United Plan”) was merged with and into the Unified Plan. Also as of December 31, 2001, additional Years of Benefit Accrual Service (as defined in the Unified Plan) ceased and the accrual of additional years of Benefit Service (as defined in the United Plan) ceased and no additional employees were eligible to become participants in the Unified Plan. The Unified Plan, as it existed as of December 31, 2001, including the merged United Plan, is referred to in this document as the “Prior Plan.”

In addition, Associated Grocers, Inc. (“AG”) previously maintained the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (the “AG Plan”). Because AG sold specified assets to the Company, effective as of September 30, 2007, AG transferred sponsorship of the AG Plan to the Company. Effective on the Merger Date, the AG Plan merged with and into the Plan. Accordingly, effective as of the Effective Date, the terms and conditions governing the participants in the AG Plan (“AG Participants”) shall be as set forth in this Plan. As to the AG Participants, the terms of the AG Plan that existed prior to the Merger Date shall be effective through the Merger Date. Also as of the Merger Date, the AG Participants shall have their Period of Service (as defined in the AG Plan) determined and frozen, such that no AG Participant may accrue any additional Period of Service after such date. In addition, no additional employees shall be eligible to become participants in the AG Plan after the Merger Date. An AG Participant’s Accrued Benefit under the AG Plan shall be frozen as of the Merger Date and no AG Participant shall receive any additional Pay Credits or Interest (as defined in Section 4.1 of the AG Plan) after the Merger Date.

Nothing contained in this Plan shall be deemed to divest, or accelerate the vesting of, the interest of any Participant or AG Participant or to deprive any Participant or AG Participant of any rights that such Participant had as of the execution date or the Effective Date of this Plan. The rights and benefits of all Employees of the Company after the Effective Date shall be as set forth herein.

The Company hereby adopts the following complete amendment and restatement of the Plan, effective as of the Effective Date, which evidences the plan portion of a cash balance pension plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I

NAME, DEFINITIONS & FUNDING POLICY

Section 1.1: Full Name. This cash balance pension plan shall be known as the:

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

It is hereby designated as constituting a defined benefit pension plan intended to qualify under Code Section 401(a). The Trust established in connection with the Plan shall be known as the:

UNIFIED GROCERS, INC.

PENSION TRUST

Section 1.2: Certain Definitions. As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

“Account” shall mean the hypothetical account established for a Participant pursuant to Article IV of the Plan.

“Accrued Benefit” shall mean the greater of: (a) a Participant’s Prior Plan Benefit (if any); (b) a Participant’s AG Plan Benefit (if any); or (c) the sum of (i) a Participant’s Cash Balance Benefit (if any); plus (ii) his or her Prior Plan Benefit (if any), calculated using the actuarial assumptions contained in this Plan, rather than the Prior Plan; plus (iii) his or her AG Plan Benefit (if any) calculated using the actuarial assumptions contained in this Plan, rather than the AG Plan. Despite the foregoing, in the case of an AG Participant who is not, or does not become, an Employee on or after the Merger Date, such AG Participant’s Accrued Benefit shall be determined solely in accordance with the terms of the AG Plan in effect on the Merger Date.

“Actuarial Equivalent” shall mean the actuarially equivalent value of an amount payable in a different form and/or at a different date computed by an enrolled actuary retained by the Committee on the basis of specified mortality tables and interest rates. Unless a different Mortality Table and interest rate assumption is specified elsewhere in this document for a specific purpose or otherwise required by law, an Actuarial Equivalent shall be computed on the basis of the 1971 Towers Perrin Forster and Crosby Forecast Mortality Table with an interest rate assumption of 8% per annum. The actuarial assumptions may be changed from time to time, based upon the advice of an enrolled actuary, by an amendment to the Plan. No Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of previously adopted actuarial assumptions, except as may be required by Code Section 411(d)(6). In addition, with respect to an AG Participant’s AG Plan Benefit, “Actuarial Equivalent” shall have the meaning set forth in the AG Plan as of the Merger Date, adjusted only if necessary to comply with changes in the law (including, without limitation, the use of the Applicable Interest Rate and Applicable Mortality Table as defined in this Plan where required), provided, however, that Actuarial Equivalent for purposes of determining optional forms of benefit shall be the factors used for this Plan.

“Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

“Affiliated Company” shall mean:

(a) a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

“AG Plan Benefit” shall mean an AG Participant’s frozen “accrued benefit” as defined under the AG Plan and as determined as of the Merger Date. In determining an AG Participant’s AG Plan Benefit, an AG Participant’s Account Balance (as defined in the AG Plan), if any, shall be updated with Investment Credits in accordance with Section 4.3 below for periods beginning on and after the Effective Date.

“Anniversary Date” shall mean the last day of each Plan Year.

“Applicable Interest Rate” shall mean the adjusted first, second, and third segment rates for the month before the date of distribution, or such other time as the Secretary of the Treasury may prescribe, in accordance with Code Sections 417(e)(3)(C) and (D).

“Applicable Mortality Table” shall mean the table prescribed by the Secretary of the Treasury in accordance with Code Section 417(e)(3)(B).

“Article” shall mean an Article of the Plan.

“Beneficiary” shall mean an AG Participant’s surviving spouse, or beneficiary designated with spousal consent, if married, or, if none, the Participant’s estate, with respect to a Participant’s AG Plan Benefit.

“Benefit Commencement Date” shall mean the first day of the month in which an amount is paid pursuant to Article VI.

“Break in Service” shall mean a Plan Year in which a Participant has fewer than three months of Eligibility Service. A Participant’s Parental Absence shall be considered in the same manner as provided under the definition of Period of Severance.

“Cash Balance Benefit” shall mean, for a Participant who has not reached Normal Retirement Age, the Participant’s benefit as of any valuation date on or prior to the Participant’s Normal Retirement Date equal to a single life annuity which is the projected value of such Participant’s Account as of such valuation date divided by eleven (11). For purposes of this definition, “projected value” is determined using the Plan’s current interest crediting rate and projecting to Normal Retirement Date. Notwithstanding the foregoing, for a Participant who has reached Normal Retirement Age, “Cash Balance Benefit” shall mean the Participant’s benefit as of any valuation date equal to a single life annuity which is equal to such Participant’s Account as of such valuation date divided by eleven (11).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and its successors.

“Company” shall mean Unified Grocers, Inc.

“Compensation” shall mean a Participant’s Earnings during the Plan Year. In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $245,000 (for 2009), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

“Contribution Credits” shall mean additions to a Participant’s Account described in Section 4.2.

“Defined Benefit Plan” and “Defined Contribution Plan” shall have the same meanings as given these terms under ERISA.

“Determination Year” shall mean the Plan Year.

“Early Retirement Age” shall mean the date a Participant has attained age 55 and has completed at least five Years of Service.

“Early Retirement Date” shall mean the first day of any month that is (i) after a Participant ceases to be an Employee, (ii) before such Participant’s Normal Retirement Age, and (iii) after such Participant’s Early Retirement Age.

“Earnings” shall mean a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the

Plan Year, except as otherwise provided below. A Participant’s Earnings shall include such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan).

“Earnings” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409(A) or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

“Earnings” shall not include:

(a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to an unfunded, non-qualified plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b) Any amount realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

(d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e) Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of 2 1/2 months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)) or the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a highly compensated employee (as defined in Code Section 414(q)) immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. Earnings under this paragraph shall not be considered to be Compensation.

“Effective Date” shall mean January 1, 2009, which is the effective date of this complete amendment and restatement, including the attached Appendix B, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Working Families Tax Relief Act of 2004 (“WFTRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), and the Pension Protection Act of 2006 (“PPA”) shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, and PPA. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

“Eligibility Service” shall mean an Employee’s Period of Service. This period of Eligibility Service shall be expressed as whole years on the basis that 365 days equals one year.

“Employee” shall mean every person classified by the Company as a common law employee of the Company or any Affiliated Company (other than Grocers Development Center, Inc.) that has adopted the Plan with the permission of the Board of Directors. “Employee” shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, or (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company. For this purpose, a “leased employee” is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any such Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee. In addition, the following persons shall not be treated as Employees: (i) any person who is included in a collective bargaining unit covered by a collective bargaining agreement, which agreement does not provide for coverage of such person, provided, that the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit of which the person is a part; (ii) directors of the Company, unless otherwise employed as an Employee; and (iii) any person employed on a retainer or fee basis or as an independent contractor, as determined by the Company (except an Employee of an Affiliated Company).

“Employer” shall mean with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

“Employment Commencement Date” for each Employee shall mean the date such Employee first is credited with an Hour of Service.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

“Fiduciary” shall mean a person who:

(a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b) exercises any authority or control respecting management or disposition of the Plan’s assets; or

(c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

“Financial Institution” shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

“Highly Compensated Active Employee” shall mean any Participant who performed service for the Company during the Determination Year and who:

(a) During the Look-Back Year received Earnings from the Company in excess of $110,000 (for 2009) (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

(b) Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

It is noted that the Company has not made a Top Paid Group election.

“Highly Compensated Employee” shall mean any Participant who is a “Highly Compensated Active Employee” or a “Highly Compensated Former Employee.”

“Highly Compensated Former Employee” shall mean any Participant who:

(a) Separated from service (or was deemed to have separated from service) prior to the Determination Year,

(b) Performed no service for the Company during the Determination Year, and

(c) Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Compensation in an amount less than 50% of the Employee’s average annual Compensation for the three consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Compensation from the Company.

“Hour of Service” shall mean each hour for which an Employee is paid, or entitled to payment, for performing duties for an Employer, as determined under Section 2530.200b-2(a)(1) of the Department of Labor Regulations.

“Investment Credits” shall mean additions to a Participant’s Account described in Section 4.3.

“Investment Manager” shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor’s Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

“Investment Percentage” for the Plan Year shall mean the percentage equal to the rate of interest on 30-year Treasury securities for the month of November of the preceding Plan Year; provided, however, that the Investment Percentage shall not be lower than 5%.

“Late Retirement Date” shall mean the first day of the month that coincides with or immediately follows the date a Participant ceases to be an Employee, provided such date occurs after the Participant’s Normal Retirement Date.

“Look-Back Year” shall mean the 12-month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year ending with or within the applicable Determination Year.

“Merger Date” shall mean December 31, 2008.

“Named Fiduciary” shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

“Non-Highly Compensated Employee” shall mean any Participant who is not a Highly Compensated Employee.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Normal Retirement Date” shall mean the first day of the month that coincides with or immediately follows a Participant’s Normal Retirement Age.

“Parental Absence” shall mean an Employee’s absence from work (a) by reason of pregnancy of the Employee; (b) by reason of birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

“Participant” shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

“Period of Military Duty” shall mean, for an Employee who (a) served as a member of the armed forces of the United States; and (b) was re-employed by an Employer at a time when the Employee had a right to re-employment in accordance with seniority rights as protected under Section 2021 through 2026 of Title 38 of the U. S. Code, the period of time from the date an Employee was first absent from active work for an Employer because of such military duty to the date the Employee was re-employed.

“Period of Service” shall mean a period of time beginning on the later of: (a) January 1, 2002; or (b) an Employee’s Employment Commencement Date or Reemployment Date (whichever applies) and ending on his Severance Date. This Period of Service shall be reduced by all or any part of a Period of Service that is not counted. This Period of Service shall also be reduced by any Period of Severance, unless such Period of Severance is included under the service spanning rule below. All Periods of Service, whether or not successive, shall be aggregated, unless such periods may be disregarded pursuant to other provisions of the Plan, such as Section 2.3 or 5.2. A Period of Military Duty shall be included as service with an Employer to the extent it has not already been credited. Additionally, under the service spanning rule, if an Employee ceases to be an Employee by reason of a quit, discharge or retirement and such Employee then performs an Hour of Service within 12 months of his or her Severance Date, then such Period of Severance shall be deemed to be a Period of Service; provided, however, that if an Employee ceases to be an Employee by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within 12 months of the date on which such Employee was first absent from service, such Period of Severance shall be deemed to be a Period of Service. Effective upon the Effective Date, with respect to an AG Participant, Period of Service shall include such Employee’s Period of Service as defined and determined under the AG Plan as of the Merger Date.

“Period of Severance” shall mean a period of time beginning on an Employee’s Severance Date and ending on the date, if any, he or she again performs an Hour of Service. A one-year Period of Severance means a Period of Severance of 12 consecutive months. Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes for any individual who experiences a Parental Absence, the Severance Date of an Employee who is absent from service beyond the first anniversary of the first date of absence shall be deemed to be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance.

“Plan” shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

“Plan Year” shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the “limitation year” for the Plan as defined in the Code (the “Limitation Year”).

“Predecessor Employer” shall mean any predecessor employer of an Employee that maintained the Plan, the Unified Plan, the United Plan, or the AG Plan.

“Prior Plan Benefit” shall mean a Participant’s “accrued benefit” as defined under the Prior Plan and as determined as of the Transition Date, indexed to reflect the growth in the Participant’s rate of Base Pay as set forth below.

(a) Such accrued benefit shall be multiplied by a fraction, the numerator of which is the Participant’s Base Pay in effect at the date of determination, limited by the Compensation Limitation, and the denominator of which is the Participant’s Base Pay in effect on the Transition Date, limited by the Compensation Limitation.

(b) Once a Participant ceases to be an Employee, no further indexing shall apply, even if he or she subsequently becomes an Employee again.

(c) For purposes of the foregoing, Base Pay shall mean a Participant’s Compensation excluding overtime and bonuses.

(d) Notwithstanding the foregoing, with regard to a United Member (as defined in the Prior Plan) who was an Employee on the Transition Date, such Employee’s Prior Plan Benefit shall reflect additional pro rata benefit accrual service for the Plan Year ending on the Transition Date based on the United Member’s Hours of Service for the period beginning on his or her most recent hire anniversary date immediately preceding the Transition Date and ending on the Transition Date, divided by 1,000, but not to exceed one.

“Regulations” shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

“Reemployment Date” shall mean the first day following a Period of Severance that is not deemed to be a Period of Service in calculating an Employee’s Period of Service on which such Employee performs an Hour of Service.

“Rollover Contribution” shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

“Section” shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

“Secretary” shall mean the Secretary or an Assistant Secretary of the Committee.

“Secretary of the Treasury” shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

“Severance Date” shall mean the earlier of (a) the date on which an Employee quits, retires, is discharged, or dies, or (b) the first annual anniversary of the first date of a period in which such Employee remains absent from service (with or without pay) with an Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

“Signature Page” shall mean the page(s) at the end of the Plan entitled “Signature Page.”

“Social Security Retirement Age” shall mean the age used as the retirement age for a Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

“Top-Paid Group” shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

(a) An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

(i) Has not performed an Hour of Service during such year;

(ii) Has not completed six months of service;

(iii) Normally works less than 17 1/2 hours per week or six months during any year;

(iv) Has not attained age 21 by the end of such year; or

(v) Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

(b) In addition, if 90% or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

(c) All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

(i) Employees with less than six months of service;

(ii) Employees who normally work less than 17 1/2 hours per week;

(iii) Employees who normally work less than six months during a year; and

(iv) Employees who have not yet attained age 21.

“Totally Disabled” shall refer to a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Company’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

“Transition Date” shall mean December 31, 2001.

“Trust” shall mean the trust established in connection with the Plan, as it may be amended from time to time.

“Trustee” shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

“Vesting Service” shall mean the amount obtained by dividing (a) the number of days in an Employee’s Period of Service by (b) 365, and (c) rounding the result down to the next lower whole number in all cases.

“Years of Service” shall be the sum of a Participant’s: (a) full years of Vesting Service; plus (b) his or her “Years of Service” defined under the Prior Plan determined as of the Transition Date. For purposes of determining a Participant’s Years of Service under the Prior Plan, in the case of a Participant who was an Employee on the Transition Date: (i) his or her Years of Service shall be adjusted pursuant to Regulation Section 1.410(a)-7(g); and (ii) he or she shall be credited with one Year of Service for the computation period (determined under the Prior Plan) that includes the Transition Date if he or she completes 1,000 Hours of Service during such computation period.

“1% Owner” shall be determined in the same manner as a 5% Owner, defined below.

“5% Owner” shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a “1% Owner.”

Section 1.3: Other Definitions. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section
“Aggregate Account”	7.2
“Aggregation Group”	7.2
“Annuity Starting Date”	6.2
“Benefits”	6.8(a)
“Claimant”	10.1
“Committee”	8.1
“Deferred Benefit”	6.1(e)
“Determination Date”	7.2
“Eligible Retirement Plan”	6.7
“Eligible Rollover Distribution”	6.7
“Key Employee”	7.2
“Late Retirement Benefit”	6.1(b)
“Non-Key Employee”	7.2
“Normal Retirement Benefit”	6.1(a)
“Preretirement Election Period’	6.2
“Present Value of Accrued Benefit”	7.2
“Qualified Election”	6.2
“Qualified Joint and Survivor Annuity”	6.2
“Qualified Life Annuity”	6.2
“Qualified Preretirement Survivor Annuity”	6.2
“Restricted Benefits”	6.8(e)
“Restricted Participant”	6.8(a)
“Retirement Election Period”	6.2
“Top-heavy Group”	7.2
“Top-heavy Plan”	7.2
“Total Annual Pay”	6.8(a)
“Valuation Date”	7.2

Section 1.4: Funding Policy. The Plan is to be funded primarily through the Company’s contributions as provided for in the Plan. The Trust’s assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II

PARTICIPATION

Section 2.1: Eligibility Requirements. Each Employee shall become eligible to participate in the Plan on the date immediately following the date on which such Employee completes one full year of Eligibility Service; provided that he or she is an Employee on such date. Notwithstanding the foregoing, no Employee who is hired from AG in connection with the purchase of certain AG assets by the Company on or after September 30, 2007, but before the close of the 30-day period following the closing of such purchase, shall be eligible to participate in the Plan before the Effective Date. Upon the Effective Date, such an Employee shall become eligible to participate in the Plan.

Section 2.2: Participation. The participation of a Participant in the Plan shall begin on the date specified in Section 2.1, and shall continue until the Participant’s entire benefit has been distributed in accordance with the Plan’s terms. A Participant (or his or her beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.3: Re-Employment. Except as provided for in the next sentence, all Periods of Service of an Employee who is re-employed shall be taken into account for all eligibility purposes under the Plan. An Employee who has never participated in the Plan because of lack of sufficient Eligibility Service and who is re-employed following a Break in Service shall be treated as a new Employee with a new Employment Commencement Date. A Participant who is re-employed shall participate immediately upon re-employment.

ARTICLE III

CONTRIBUTIONS

Section 3.1: Company’s Obligation. The Company has previously made substantial contributions to the Trust. Subject to the Plan’s other provisions, the Company will contribute to the Trust the funds necessary to provide the Plan’s benefits, as may be determined by an enrolled actuary. Despite the foregoing, the Company’s contributions are conditioned upon their deductibility under the Code.

Section 3.2: Participants’ Contributions. A Participant is not required or permitted to make any contribution to the Plan, including a Rollover Contribution or a trustee-to-trustee transfer described in Code Section 401(a)(31).

Section 3.3: Payment Of Company’s Contributions To The Trustee. All payments of the Company’s contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company’s total contribution for each Plan Year must be paid on or before the date on which the Company’s federal income tax return is due, including any extensions of time obtained for the filing of such return.

ARTICLE IV

HYPOTHETICAL ACCOUNT BALANCES AND CREDITS

Section 4.1: Participants’ Accounts. The Committee shall maintain a hypothetical Account in the name of each Participant, and it shall be credited with the Contribution Credits and Investment Credits as set forth below.

Section 4.2: Contribution Credits.

(a) As of each Anniversary Date, the Account of each Participant who was an Employee at any time during the Plan Year ending on such Anniversary Date shall be credited with a Contribution Credit. In the case of the Participant who ceases to be an Employee during such Plan Year, such Contribution Credit shall be credited upon the earlier of such Participant’s Benefit Commencement Date or such Anniversary Date. Each such Participant’s Contribution Credit shall be the applicable Contribution Credit from Table 2 set forth on the attached Appendix A. Despite the foregoing, in the case of a Participant who was an Employee on the Transition Date and whose Prior Plan Benefit was derived from participating in the Unified Plan, such a Participant’s Contribution Credit shall be the greater of the Contribution Credit from Table 2 or Table 3, as the case may be, set forth on the attached Appendix A. The preceding sentence shall not apply after the rehire date of a Participant who ceased to be an Employee at any time after the Transition Date and who is subsequently rehired.

(b) A Participant shall receive a special Contribution Credit in the first year of participation equal to the Contribution Credit he or she would have received had the Participant been a participant in the Plan for the immediately preceding Plan Year. Despite the foregoing, AG Participants shall not be entitled to receive any special Contribution Credits pursuant to this subsection (b).

Section 4.3: Investment Credits. As of each Anniversary Date prior to a Participant’s Benefit Commencement Date, the Account of each Participant shall be credited with an Investment Credit, even though he or she may no longer be an Employee. The amount of such Investment Credit shall be equal to the Investment Percentage multiplied by the Participant’s Account balance determined as of the first day of the Plan Year ending on such Anniversary Date.

Section 4.4: Accounts In General. The credits made to a Participant’s Account shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Each Participant’s Account is merely a hypothetical construct used to facilitate the computation of his or her Accrued Benefit.

ARTICLE V

VESTING

Section 5.1: Vesting In Accrued Benefit.

(a) Effective January 1, 2008, but only for Participants who have at least one Hour of Service after December 31, 2007, each Participant shall have a nonforfeitable right or vested interest in his or her Accrued Benefit, according to the following table:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b) Despite the provisions of subsection (a), a Participant shall become 100% vested in his or her Accrued Benefit upon such Participant’s attainment of his or her Normal Retirement Age, or in the case of a Participant who was covered under the United Plan who has an accrued benefit under that plan as of the Transition Date, upon such Participant’s disability, as defined in the United Plan, provided that such Participant is an Employee upon the happening of the applicable event. In addition, each AG Participant shall have a 100% non-forfeitable right to his or her AG Plan Benefit on the first day of the month preceding his or her Normal Retirement Date, provided he or she is an Employee on such date. An AG Participant shall also have a 100% non-forfeitable right to his or her AG Plan Benefit upon death, provided that he or she is an Employee on such date, or upon becoming Totally Disabled as of the AG Participant’s Severance from Service Date (as defined in the AG Plan). A Participant who ceases to be an Employee with 0% vested shall be deemed “non-vested.”

Section 5.2: Period of Service Rules For Vesting Purposes.

(a) Except as otherwise provided in this Section, all Years of Service shall be counted in determining a Participant’s nonforfeitable percentage interest in his or her Accrued Benefit.

(b) In the case of any Participant who incurs a Break in Service, such Participant’s Years of Service that were completed before such Break in Service shall not be counted for vesting purposes until he or she has completed one Year of Service after such Break in Service.

(c) In the case of any Participant who incurs five consecutive Breaks in Service, such Participant’s Years of Service after such five consecutive Breaks in Service shall be disregarded for purposes of determining his or her vested interest in his or her Accrued Benefit that accrued before such five consecutive Breaks in Service.

(d) If a Participant does not have any nonforfeitable right to his or her Accrued Benefit at the time he or she incurs a Break in Service, then such a Participant’s Years of Service before any period of consecutive Breaks in Service shall not be counted for vesting purposes if the number of such consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the aggregate number of such Participant’s Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant’s prior Breaks in Service.

ARTICLE VI

BENEFITS

Section 6.1: Determination And Distribution Of Benefits.

(a) Each Participant, upon the attainment of his or her Normal Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of his or her Normal Retirement Date (“Normal Retirement Benefit”).

(b) Each Participant who continues to be an Employee after attaining his or her Normal Retirement Age shall be entitled upon actual retirement to receive a monthly benefit equal to the Participant’s Accrued Benefit determined as of his or her Late Retirement Date (“Late Retirement Benefit”). Despite the foregoing, the Late Retirement Benefit payable to a Participant who remains an Employee but is required to receive a distribution because of Section 6.4(c) below shall be equal to the Participant’s Accrued Benefit determined as of the earlier of:

(i) The Participant’s Late Retirement Date, or

(ii) The last day of the Plan Year in which the Participant attains age 70 1/2.

The monthly benefit of such a Participant shall be adjusted, effective on the January 1 following the Plan Year in which the Participant’s benefit commenced and on each succeeding January 1 prior to the Participant’s Late Retirement Date, to reflect the effect of changes in the Participant’s Accrued Benefit since the previous January 1. The final adjustment shall be made as of the Participant’s Late Retirement Date. Adjustments required by this paragraph shall include a reduction equal to the Actuarial Equivalent of any benefit payments already made with respect to the Participant. In no event, however, will the benefit payable to the Participant be reduced below the Normal Retirement Benefit as a result of this paragraph. Furthermore, the operation of this paragraph will not affect the form of benefit payment previously elected by the Participant.

(c) Each Participant who becomes Totally Disabled prior to his or her Early Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows his or her becoming Totally Disabled (“Disability Benefit”). The Participant may elect, on the appropriate form provided by the Committee, to receive payment of his or her Disability Benefit commencing on the first day of any month coincident with or next following his or her becoming Totally Disabled, but not later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Disability Benefit commenced on the Participant’s Normal Retirement Date.

(d) A Participant who ceased to be an Employee prior to his or her Normal Retirement Date but on or after his or her Early Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows his or her Early Retirement Date (“Early Retirement Benefit”). The Participant’s Early Retirement Benefit shall be payable commencing on his or her Normal Retirement Date. The Participant may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Early Retirement Benefit commencing on the first day of any month coincident with or next following his or her Early Retirement Date, but not later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Early Retirement Benefit commenced on the Participant’s Normal Retirement Date. For purposes of the foregoing, (i) the Participant’s Accrued Benefit derived from his or her Cash Balance Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 1 on the attached Appendix A; (ii) the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 4 on the attached Appendix A; and (iii) an AG Participant’s AG Plan Benefit accrued before January 1, 2001, shall be adjusted in accordance with the early retirement factors set forth in Table 4 or Table 5 on the attached Appendix A, whichever is more generous.

(e) A fully vested Participant who ceases to be an Employee prior to his or her Early or Normal Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows the date he or she ceases to be an Employee (“Deferred Benefit”). The Participant’s Deferred Benefit shall be payable commencing on his or her Normal Retirement Date. The Participant may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Deferred Benefit commencing on the first day of any month coincident with or next following the date he or she ceased to be an Employee, but not earlier than the Participant’s Early Retirement Date or later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Deferred Benefit commenced on the Participant’s Normal Retirement Date. For purposes of the foregoing, the portion of the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, shall be adjusted in accordance with factors set forth in Table 4 on the Attached Appendix A.

(f) Upon the subsequent termination of employment of a re-employed Participant who was eligible to begin receiving payments under the Plan (whether or not such benefit payments had actually commenced), the Participant’s Accrued Benefit shall be re-determined in accordance with the provisions applicable to him or her as of his or her subsequent termination of employment, as if no prior benefit payments had been made. His or her Accrued

Benefit, as so re-determined, shall then be reduced by (i) the Actuarial Equivalent of the benefit payments, if any, previously made to such Participant prior to his or her Normal Retirement Date or (ii) in the case of a lump sum payment, the Actuarial Equivalent of the payment other than the portion of the payment attributable to the period (if any) after the Participant’s Normal Retirement Date and before he or she was re-employed. The form of payment of any Accrued Benefit to which he or she may thereafter become entitled shall be determined in accordance with the provisions of Article VI without regard to the form in which his or her Accrued Benefit had previously been paid. The Participant’s Accrued Benefit as so re-determined shall not be less than the Accrued Benefit he or she was entitled to prior to the resumption of employment.

(g) For all purposes under the Plan, but subject to Section 6.2, (i) the normal form of payment for an unmarried Participant shall be an immediate Qualified Life Annuity; and (ii) the normal form of payment for a married Participant shall be an immediate Qualified Joint and 100% Survivor Annuity.

(h) In the case of an AG Participant, but subject to Section 6.2, such a Participant’s Beneficiary may be entitled to a death benefit as provided in Section 6.1 of the AG Plan, but solely with respect to such Participant’s AG Plan Benefit.

Section 6.2: Survivor Annuity Requirements.

(a) Applicability. This Section shall apply to all benefits payable from the Plan.

(b) Qualified Joint And Survivor Annuity. Unless an optional method of distribution is selected, a Participant who is married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Joint and Survivor Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(c) Qualified Life Annuity. Unless an optional method of distribution is selected, a Participant who is not married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Life Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(d) Qualified Preretirement Survivor Annuity. If a married, fully vested Participant dies before his or her Annuity Starting Date, such Participant’s surviving spouse, if any, shall receive such Participant’s benefits in the form of a Qualified Preretirement Survivor Annuity. Such surviving spouse may direct that the payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant’s death. An optional method of distribution (if applicable) or Beneficiary other than such Participant’s surviving spouse (if applicable) may only be selected or changed pursuant to a Qualified Election made within the Preretirement Election Period. For purposes of the foregoing, the surviving spouse must have been married to the Participant throughout the one-year period ending on the date of the Participant’s death in order to be eligible to receive a benefit.

(e) Definitions. For purposes of this Section, the following definitions shall apply:

(i) “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitled the Participant to such benefit. For purposes of the foregoing sentence, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit under Code Section 417(f)(2)(B).

(ii) “Earliest Retirement Age” shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(iii) “Preretirement Election Period” shall mean, with respect to any Participant, the period that begins on the first day of the Plan Year in which such Participant attains age 35 and ends on the date of such Participant’s death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, the Preretirement Election Period shall begin on the date of separation with respect to benefits accrued before such separation. Pre-age 35 waiver: A Participant who will not attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.2(f). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.2.

(iv) “Retirement Election Period” shall mean, with respect to any Participant, the 180-day period that ends on his or her Annuity Starting Date.

(v) “Qualified Election” shall mean an election to waive the Qualified Joint and Survivor Annuity, the Qualified Life Annuity, or the Qualified Preretirement Survivor Annuity form of benefit. Such election must satisfy the following requirements: (A) it must be in writing; (B) it must be consented to in writing by the Participant’s spouse, if he or she is married; (C) it must designate a Beneficiary (if applicable) (or a form of benefits, if applicable) which may not be changed without the consent of the Participant’s spouse (or the Participant’s spouse’s consent must expressly permit the Participant to designate a Beneficiary (if applicable) (or a form of benefits, if applicable) without requiring further consent from the Participant’s spouse); (D) such spouse’s consent must acknowledge the effect of the election; and (E) such spouse’s consent must be witnessed by a Plan representative or a notary public. Spousal consent is not required if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only as to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse (if applicable) must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A Participant may revoke a prior Qualified Election and choose again to take a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity without the consent of his or her spouse, at any time and any number of times, within the applicable election period.

(vi) “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s spouse. Such survivor annuity must be 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A Qualified Joint and Survivor Annuity must be the Actuarial Equivalent of the Plan’s normal form of benefit or, if greater, any optional form of benefit.

(vii) “Qualified Life Annuity” shall mean an annuity for the life of the Participant that is the Actuarial Equivalent of the Plan’s normal form of benefit, or, if greater, any optional form of benefit.

(viii) “Qualified Preretirement Survivor Annuity” shall mean:

(A) In the case of a Participant who dies after he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had retired on the date before his or her death, and had received an immediate Qualified Joint and 50% Survivor Annuity; and

(B) In the case of a Participant who dies on or before he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had:

(1) separated from service on the date of death;

(2) survived to the Earliest Retirement Age;

(3) retired with an immediate Qualified Joint and 50% Survivor Annuity at the Earliest Retirement Age; and

(4) died on the date after the Earliest Retirement Age.

Payments to a Participant’s surviving spouse pursuant to subsection (B) shall begin at such Participant’s Earliest Retirement Age unless such surviving spouse elects a later date.

(f) Information To Participants. A Participant shall be provided with the following information with regard to the applicable Qualified Election:

(i) With regard to the Qualified Election to waive the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, a Participant shall be provided with a written explanation of (A) the terms and conditions of the Qualified Joint and Survivor Annuity or Qualified Life Annuity, (B) the Participant’s right to elect to waive (and the effect of such an election) the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, (C) the right of the Participant’s spouse to consent to any election to waive the Qualified Joint and Survivor Annuity form of benefit, and (D) the right of the Participant to revoke such an election, and the effect of such a revocation. Such written explanation shall be provided to a Participant no less than 30 days and no more than 180 days before the Annuity Starting Date.

(ii) With regard to the Qualified Election regarding the Qualified Preretirement Survivor Annuity form of benefit, a Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to subsection (i) above. Such written explanation shall be provided to each Participant within whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which such Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which such Participant attains age 35, (B) a reasonable period after such Participant first became a Participant, or (C) a reasonable period after such Participant ceases to be an Employee in the case of a Participant who ceases to be an Employee before attaining age 35. For purposes of applying the preceding sentence, a reasonable period ending after the enumerated event described in (B) is the end of the two-year period beginning one year prior to the date the event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

(g) Cash-Out Restrictions. Despite the other provisions of this Section, but subject to the next sentence, if, when a Participant’s benefits become distributable, the present value of a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity is not in excess of $1,000, the Committee may direct that such benefit be distributed as an immediate cash lump sum. No such distribution may be made after a Participant’s Annuity Starting Date unless such Participant and his or her spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution.

(h) The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the date after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. The Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

(i) Special Limitation. Despite any other provision of the Plan, no preretirement death benefit in addition to the Qualified Preretirement Survivor Annuity shall be permitted to the extent such other benefit would violate the incidental benefit rule.

Section 6.3: Optional Methods Of Distribution.

(a) If an optional form of benefit has been selected as set forth in Section 6.2, a Participant may elect one of the benefit options set forth below. The Participant’s optional form of benefit shall be the Actuarial Equivalent of the Participant’s normal form of benefit. Notwithstanding the foregoing, the optional temporary annuity provided for in subsection (f) below and the installment or lump sum distribution provided for in subsection (g) below shall be determined using the Applicable Mortality Table and the Applicable Interest Rate. If the present value of such Participant’s Accrued Benefit is not in excess of $1,000, the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(b) Joint and 50% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 50% of such monthly benefit payable to his or her surviving spouse for the spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(d) Joint and 100% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 100% of such monthly benefit payable to his or her surviving spouse for such spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(e) Period Certain Life Annuity Benefit. This form of benefit provides for monthly payments continuing to the first day of the month in which the Participant’s death occurs or the end of the certain period of 60, 120 or 180 months, whichever is later. If the Participant dies before the end of the certain period, payments in the same amount shall be continued to his or her designated beneficiary to the end of such period.

(f) Optional Temporary Annuity. A Participant whose retirement benefit commences under the Plan before the earliest date on which his primary insurance benefit begins under the Social Security Act may elect to receive an adjusted benefit prior to the first date on which he or she becomes eligible to receive such primary insurance benefit and a reduced benefit thereafter. The adjusted benefit shall be calculated so that his or her retirement benefit payable to the Participant prior to the date on which he or she becomes eligible to receive his or her primary insurance benefit shall be equal as nearly as possible to the sum of (a) the reduced amount payable after such date and (b) the estimated primary insurance benefit payable to the Participant beginning on such date. A Participant may elect this optional temporary annuity by filing a written request with the Committee prior to his or her Normal Retirement Date or Early Retirement Date, if applicable.

(g) Installments Or Lump Sum Benefits. A United Participant may be eligible for quarterly, semiannual, or annual installments or a lump sum distribution under Section 6.11(B) of the United Plan with respect to his or her Prior Plan Benefit. An AG Participant may be eligible for a lump sum distribution under Section 5.1 of the AG Plan with respect to his or her AG Plan Benefit.

(h) The complete distribution of a Participant’s benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the beneficiary of a deceased Participant.

(i) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.4: Timing Of Distributions.

(a) Subject only to the survivor annuity requirements set forth in Section 6.2, the provisions of this Section shall govern the timing of the distribution of a Participant’s benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution not already provided for in Section 6.3.

(b) If a Participant’s benefits become distributable because of his or her death or disability, such benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2, (ii) the Committee’s receipt of written proof of such Participant’s death or disability, and (iii) the Committee’s approval of such Participant’s (or spouse’s) properly completed claim for benefits. If a Participant’s benefits become distributable for a reason other than his or her death or disability, such Participant’s benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2 and (ii) the Committee’s approval of such Participant’s properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant’s benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii) occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii) the Participant terminated his or her employment with the Company.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant’s spouse in the event of such Participant’s death or in the event distribution is to be made in a form other than a Qualified Joint and Survivor Annuity) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant’s Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c) Despite any other provision of the Plan, one of the following provisions shall apply:

(i) A Participant’s benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2; or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/ 2 (the “Required Beginning Date”); or

(ii) Alternatively, distributions to a Participant must begin no later than the Required Beginning Date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d) Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i) the life of the Participant;

(ii) the joint lives of the Participant and a designated beneficiary;

(iii) a period certain not extending beyond the life expectancy of the Participant; or

(iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

(e) Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsection (i), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity meeting the requirements of this Section commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f) Forms Of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), and (i) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations. Any part of the Participant’s interest that is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations that apply to individual accounts.

(g) Determination Of Amount To Be Distributed Each Year.

(i) General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(A) the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(B) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (h) or (i);

(C) once payments have begun over a period, the period will be changed only in accordance with subsection (j) of this Section;

(D) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the percentage increase in an eligible cost-of-living index for a 12-month period ending in the year during which the increase occurs or a prior year;

(2) by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an eligible cost-of-living index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;

(3) by a constant percentage of less than 5% per year, applied not less frequently than annually;

(4) as a result of dividend or other payments that result from actuarial gains, provided:

a. actuarial gain is measured not less frequently than annually,

b. the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

c. the actuarial gain taken into account is limited to actuarial gain from investment experience,

d. the assumed interest rate used to calculate such actuarial gains is not less than 3%, and

e. the annuity payments are not increased by a constant percentage as described in subsection (g)(i)(D)(3);

(5) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the beneficiary whose life was being used to determine the distribution period described in subsection (h) dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(6) to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions) over the total of payments before the Participant’s death;

(7) to allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

(8) to pay increased benefits that result from a Plan amendment.

(ii) Amount Required To Be Distributed By Required Beginning Date And Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection (e)(i) or (ii)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

(h) Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(i) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Section 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), of the Regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii) Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subsection (ii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)–9, Q&A-3, of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(i) Requirements For Minimum Distributions After The Participant’s Death.

(i) Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this Section, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

(ii) Death Before Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in subsection (m), if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subsection (e)(i) or (ii), over the life of the designated beneficiary or over a period certain not exceeding:

(1) unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions To Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subsection (i) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (e)(i).

(j) Changes To Annuity Payment Period.

(i) Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in subsection (g)(i)(D) or in accordance with subsection (ii) below.

(ii) Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in subsection (iii) below are satisfied and:

(A) the modification occurs when the Participant retires or in connection with a plan termination;

(B) the payment period prior to modification is a period certain without life contingencies; or

(C) the annuity payments after modification are paid under a Qualified Joint and Survivor Annuity over the joint lives of the Participant and a designated beneficiary, the Participant’s spouse is the sole designated beneficiary, and the modification occurs in connection with the Participant’s becoming married to such spouse.

(iii) Conditions. The conditions in this subsection are satisfied if:

(A) the future payments after the modification satisfy the requirements of Code Section 401(a)(9), and Section 1.401(a)(9) of the Regulations, and this Section (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(B) for purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(C) after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(D) the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Annuity Starting Date under Code Section 401(a)(9) and this Section.

(k) Payments To A Surviving Child.

(i) Special Rule. For purposes of this Section, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving spouse upon cessation of the payments to the child.

(ii) Age Of Majority. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

(l) Definitions.

(i) Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the actuarial gain is determined.

(ii) Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)–4 of the Regulations.

(iii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e).

(iv) Eligible Cost-Of-Living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of Section 1.401(a)(9)–6, Q&A-14, of the Regulations.

(v) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)–9, Q&A-1, of the Regulations.

(vi) 5% Owner. A Participant is treated as a 5% owner for purposes of this Section if the Participant is a 5% owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1 /2. Once distributions have begun to a 5 % owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

(m) Election To Apply 5-Year Rule To Distributions To Designated Beneficiaries. If the Participant dies before distributions are required to begin and there is a designated beneficiary, distributions to the designated beneficiary are not required to begin by the date specified in subsection (e), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(n) Election To Allow Participants Or Beneficiaries To Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (e) and (i)(ii) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required begin under subsection (e), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (e) and (i)(ii) and, if applicable, the elections in subsection (m) above.

Section 6.5: Postponed Retirement. If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant’s benefits will be postponed until he or she actually ceases to be an Employee. Such benefits will become distributable as of the Participant’s Late Retirement Date.

Section 6.6: Distributions Due Missing Persons. If the Trustee is unable to distribute any benefit due to a missing Participant or beneficiary, the Trustee shall (i) so advise the Committee and (ii) if so directed by the Committee, segregate such benefit from the Trust, in which event such benefit shall participate in the income, gains and losses realized by such segregated Trust Fund. The Committee shall then send a written notice to such Participant or beneficiary at his or her last known address, as reflected in the Company’s or Committee’s records. If such Participant or beneficiary shall not have presented himself or herself to the Company or to the Committee within three years of the date of such written notice, any undistributed benefit (and any income gains and losses realized by such segregated part) may be applied against and reduce the Company’s future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied (and any income, gains and losses realized by such segregated part) shall be paid directly by the Company to such claimant.

Section 6.7: Transfers To Another Qualified Plan.

(a) If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c) “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d) A Participant’s (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.7 as to the interest of the surviving spouse, spouse, or former spouse.

(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

Section 6.8: Distribution Limitations.

(a) For purposes of this Section 6.8, the following terms shall have the indicated meaning:

(i) “Benefits” means the sum of the Participant’s Accrued Benefit and all other benefits to which he or she is entitled under the Plan, but excluding any death benefit provided for by insurance on the Participant’s life.

(ii) “Restricted Participant” means, with respect to a Plan Year, a Highly Compensated Employee who is a Participant and who, if there are more than 25 Highly Compensated Employees, is one of the 25 Highly Compensated Employees with the highest Total Annual Pay, as defined in subsection (iii) below. An individual who is a Restricted Participant in a Plan Year shall be a Restricted Participant in a subsequent Plan Year only if he or she satisfies the conditions of the previous sentence in such subsequent Plan Year. If more than one individual has the same Total Annual Pay, the younger individual shall be deemed to have the higher Total Annual Pay.

(iii) “Total Annual Pay” means, with respect to any Plan Year:

(A) In the case of a Highly Compensated Employee who is not currently an Employee, the greater of his or her Earnings for the Plan Year in which he or she ceased to be an Employee, or his or her Earnings for the Plan Year immediately preceding that Plan Year, and

(B) In the case of a Highly Compensated Employee who is currently an Employee, the greater of his or her Earnings for the Plan Year in question or for the prior Plan Year.

(b) Subject to subsection (c) below, a Restricted Participant may not receive his or her benefits under this Plan in the form of a single lump sum payment, or other benefit form under which payments during a single year would exceed the annual payments that would be made on behalf of such Participant under a single life annuity that is the Actuarial Equivalent of his or her benefits (other than the benefits described in subsection (c)(iii) below).

(c) The limitation of subsection (b) above shall not apply:

(i) to any payment, if the value of Plan assets after such payment equals or exceeds 110% of the value of the Plan’s “current liabilities” (within the meaning of Code Section 412(l)(7)); or

(ii) if the value of the Restricted Participant’s benefit is less than 1% of the value of such current liabilities, or

(iii) to payment of benefits attributable to transferred balances from defined contribution plans or to employee contributions.

(d) In the event that Congress provides by statute, or the Internal Revenue Service provides by regulation or ruling, that the limitations set forth in this Section 6.8 are not necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code then in effect, such limitations shall become void and shall no longer apply without the necessity of further amendment to the Plan.

(e) Notwithstanding the foregoing, the limitations of subsection (b) above shall not apply to any Restricted Participant otherwise subject thereto who enters into a prior written agreement with the Committee to the effect that if the Plan is terminated and distribution of benefits has been or will be made to such Participant regardless of the limitation of subsection (b) above, such Participant (or, in the case of his or her death, his or her estate or representatives) shall repay to the Trustee a sum equal to the total amounts by which his or her benefits under the Plan shall exceed benefits determined under the preceding limitation (“Restricted Benefits”). As security for the repayment of the Restricted Benefits, such written agreement shall:

(i) Require the Participant to deposit with a Financial Institution acceptable to the Committee, property having a fair market value equal at least to 125% of the amount of the restricted benefits;

(ii) Require such Participant, at any time that the fair market value of the property falls below 110% of the amount of the Restricted Benefits, to deposit additional property with the Financial Institution to bring the value of all property held by the Financial Institution up to 125 % of such amount; or

(iii) Contain a provision prohibiting the Financial Institution from returning any property to such Participant (or his or her estate or representatives) except upon receipt of a certification of the Committee that such property is no longer required as security for the repayment of the obligation of the Participant.

Notwithstanding the foregoing, the requirements of subsections (i) and (ii) of the preceding sentence shall be satisfied to the extent that the Participant deposits with a Financial Institution acceptable to the Committee any combination of the following property: Cash, U.S. Treasury bills, shares in money market mutual funds, a bank letter of credit, and/or federally insured savings accounts or certificates, or certificates of deposit, in a face or principal amount equal to 100% of the amount of the restricted benefits, or the portion thereof secured by such property. In lieu of the written agreement described above, the Restricted Participant may enter into any other written agreement with the Committee for the repayment of the Restricted Benefits which is determined to be acceptable by ruling of the Internal Revenue Service.

Section 6.9: Limitations On Benefits.

(a) Except as otherwise provided, the limitations of this Section apply on and after January 1, 2008. Despite any other provision of the Plan, no Participant’s aggregate annual benefit payable under this Plan and any other Defined Benefit Plan maintained by the Company or an Affiliated Company (determined as if such annual benefit were payable annually in the form of a straight life annuity, with no ancillary benefits) shall exceed the lesser of (1) $195,000

(for 2009) (the “Dollar Limitation”), or (2) 100% of such Participant’s average Earnings for the three consecutive Plan Years during which he or she had the greatest average Earnings from the Company. The Earnings for a year shall be limited in accordance with Code Section 401(a)(17) for Limitation Years beginning after June 30, 2007; however, the Accrued Benefit determined under the old rules immediately before such new limitation took effect may be grandfathered. Such maximum benefit limit shall be adjusted as follows:

(i) Adjustment Of Dollar Limitation For Benefit Commencement Before Age 62:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used for determining actuarial equivalence under the Plan for early retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the

Dollar Limitation for the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(i)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the plan at age 62, both determined without applying the limitations of this Section.

(ii) Adjustment Of Defined Benefit Dollar Limitation For Benefit Commencement After Age 65:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used to determine actuarial equivalence under the Plan for delayed retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after

July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(ii)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iii) Notwithstanding the other requirements of this Section 6.9(a), no adjustment shall be made to the Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the participant’s death if the plan does not charge participants for providing a Qualified Preretirement Survivor Annuity, as defined in Code Section 417(c), upon the Participant’s death.

(iv) For all purposes of this Section 6.9, the Dollar Limitation shall be adjusted by the Adjustment Factor in such manner as specified by the Secretary of the Treasury. However, such increases shall not become effective before the year to which they relate.

(v) If the Participant’s benefit payable under this Plan is payable in a form other than a straight life annuity, the determination as to whether the limitations described in this Section have been satisfied shall be made in accordance with Regulations prescribed by the Secretary of the Treasury or his delegate by adjusting such benefit so that it is the actuarial equivalent to a straight life annuity form of benefit. For benefits that are not subject to Code Section 417(e)(3), the actuarially equivalent straight life annuity shall be equal to the greater of (A) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing on the same Annuity Starting Date as the Participant’s form of benefit; and (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the Applicable Mortality Table. For benefits that are subject to Code

Section 417(e)(3), the actuarially equivalent straight life annuity is equal to the greatest of (A) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Plan’s interest rate and mortality table (or other tabular factor) for adjusting benefits in the same form; (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using 5.5% interest rate assumption and the Applicable Mortality Table; and (C) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate and Applicable Mortality Table, divided by 1.05.

(vi) Such maximum benefit limit shall not be deemed exceed if a Participant’s retirement benefits under the Plan and under all other Defined Benefit Plans of the Company do not exceed $10,000 annually, and the Participant has never participated in a Defined Contribution Plan maintained by the Company.

(b) If a Participant has completed less than ten years of participation in the Plan, the Dollar Limitation referred to in subsection 6.9(a)(1) above shall be such limitation, multiplied by a fraction, the numerator of which is the actual number of years of participation (or part thereof) of the Participant, and the denominator of which is ten. If a Participant has completed less than ten Years of Service, then the limitations referred to in subsection 6.9(a)(2) above and 6.9(a)(v) above shall be such limitations, multiplied by a fraction, the numerator of which is the actual number of Years of Service (or part thereof) completed by the Participant, and the denominator of which is ten. Despite the foregoing two sentences, in no event shall the limitations contained in such sentences reduce the limit set forth in subsection (a) above to an amount less than one-tenth of such limitation, determined without regard to this subsection (b).

(c) The intent of this Section 6.9 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 6.10: Determination Of Present Value.

(a) For the purpose of determining the present value (or single lump sum equivalent) of (i) a Participant’s Accrued Benefit; (ii) a Qualified Joint and Survivor Annuity; (iii) a Qualified Preretirement Survivor Annuity; or (iv) Qualified Life Annuity, the present value of such benefit shall not be less than the present value calculated by using the Applicable Mortality Table and the Applicable Interest Rate.

(b) In no event shall the present value of any such benefit determined under this Section 6.10 be less than the greater of:

(i) the present value of such benefits determined under the Plan’s provisions for determining the present value of accrued benefits other than this Section 6.10; or

(ii) the present value of such benefits determined using the Applicable Mortality Table and the Applicable Interest Rate.

Section 6.11: Coordination With Limitations On Contributions And Benefits. In no event shall the amount of any benefit or annuity determined under Section 6.10 above exceed the maximum benefit permitted under Section 415 of the Code.

Section 6.12: Payment Of Benefits Through Purchase Of Annuity Contract.

(a) In lieu of paying benefits directly from the Trust to a Participant or beneficiary, the Trustee, as directed by the Committee, may purchase, with Trust assets, an individual annuity contract from an insurance company which, as far as possible, provides benefits equal to (or Actuarially Equivalent to) those provided in the Plan for such Participant or beneficiary, but provides no optional form of retirement income or benefit which would not be permitted under the Plan, whereupon the liability of the Trust and of the Plan will cease and terminate with respect to such benefits that are so purchased and for which the premiums are duly paid. As directed by the Committee, such an individual annuity contract may be purchased by the Trustee on a single-premium basis or on the basis of annual premiums payable over a period of years and may be purchased at any time on or after the Participant’s applicable retirement date or death to provide the benefits due under the Plan to the Participant or beneficiary on or after the date of such purchase.

(b) Any annuity contract distributed by the Trustee to a Participant or beneficiary under the provisions of the Plan shall bear on the face thereof the designation “NOT TRANSFERABLE”, and such contract shall contain a provision to the effect that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

Section 7.1: Application Of Top-Heavy Rules. If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 7.2: Definitions.

(a) Top-heavy Plan. A “Top-heavy Plan” shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b) Top-heavy Group. A “Top-heavy Group” shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c) Aggregation Group. An “Aggregation Group” shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the anti-discrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the anti-discrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d) Determination Date. With respect to any plan year, “Determination Date” shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e) Present Value Of Accrued Benefit: A participant’s “Present Value of Accrued Benefit” as of any Determination Date shall be calculated:

(i) as of the most recent valuation date (“Valuation Date”) which is within the 12-month period ending on such Determination Date;

(ii) for the first plan year, as if (1) the participant terminated service as of the Determination Date, or (2) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

(v) Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year.

(f) Aggregate Account: A participant’s “Aggregate Account” shall be determined as follows:

(i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g) Key Employee. “Key Employee” shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year, was:

(i) an officer of the Company or an Affiliated Company whose annual Earnings exceed $160,000 (for 2009), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii) a 5% Owner of the Company or an Affiliated Company; or

(iii) a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h) Non-Key Employee. “Non-Key Employee” shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 7.3: 60% Test - Special Rules. For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

(a) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the employer’s contributions shall be considered.

(b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, “participant” shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant’s Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c) Rollover Contributions. Rollover contributions shall be treated as follows:

(i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii) The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d) Change Of Status. The accrued benefit or account of a participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e) No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or account of such individual shall not be taken into account.

Section 7.4: Minimum Vesting Requirement.

(a) If the Plan is a Top-heavy Plan, the top-heavy vesting schedule set forth below shall apply:

Three-Year Cliff Vesting. Each Participant who has completed three Years of Service with the Company shall be 100% vested in his or her Accrued Benefit.

(b) Despite the foregoing, if the Plan becomes a Top-heavy Plan, any portion of a Participant’s Accrued Benefit that was nonforfeitable before the Plan became a Top-heavy Plan shall remain nonforfeitable.

(c) If the Plan ceases to be a Top-heavy Plan, the Plan shall nevertheless continue to apply the top-heavy vesting schedule then in effect.

Section 7.5: Minimum Benefit Requirement.

(a) Subject only to subsections (b) and (c) immediately below, for any Plan Year in which the Plan is a Top-heavy Plan, each Non-Key Employee who has completed a Year of Service during such Plan Year will accrue a minimum nonforfeitable benefit of not less than the Applicable Percentage multiplied by his or her average Compensation for the five consecutive years for which such Participant had the highest compensation. Such benefit shall be provided solely by the Company’s contributions and expressed as a straight life annuity (with no ancillary benefits) commencing at Normal Retirement Age. The “Applicable Percentage” is the lesser of (i) 2% multiplied by the number of such Participant’s Years of Service (disregarding Years of Service when the Plan was not Top-heavy and Years of Service completed in Plan Years that began before January 1, 1984), or (ii) 20%. This minimum benefit shall be determined without regard to any benefit provided under Social Security or any other federal or state law. This minimum benefit shall accrue even though, under the other provisions of the Plan, such Participant would not otherwise be entitled to accrue a benefit, or would have received a smaller accrual for the Plan Year, because (1) such Participant fails to make a mandatory contribution to the Plan, (2) such Participant’s Earnings are less than the Plan’s stated amount, (3) such Participant is not employed by the Company on the last day of the Plan Year, or (4) the Plan is integrated with Social Security.

(b) For Plan Years beginning on or after January 1, 1985, any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. For Plan Years beginning on or after January 1, 1989, elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section.

ARTICLE VIII

THE COMMITTEE

Section 8.1: Members.

(a) The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:	The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:	If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 8.2: Committee Action.

(a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of three members. Any two Committee members may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by at least two members of the Committee and that purports to have been duly authorized by the Committee.

(b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee’s membership.

Section 8.3: Rights And Duties.

(a) Except as otherwise set forth in subsection (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan’s assets, and the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA.

(b) The Trustee shall (i) have custody of the Plan’s assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan’s assets.

(c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan’s assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan’s assets.

(d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan’s assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee’s powers shall include (without limitation) the power and discretion:

(i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii) to authorize all disbursements by the Trustee from the Trust;

(iv) to direct the Trustee with respect to all investments of the principal or income of the Trust (if an Investment Manager has not been appointed) and with respect to other matters concerning the Trust’s assets;

(v) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vi) to adopt, amend, and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan’s investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member’s or Fiduciary’s own responsibilities as a Fiduciary; or

(iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 8.4: Information. To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee’s administration of the Trust.

Section 8.5: Compensation, Indemnity And Liability.

(a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys’ fees and disbursements), excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 8.6: Administrative Expenses Of The Plan. All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities, shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

Section 8.7: Resignation And Removal Of The Investment Manager.

(a) An Investment Manager may resign at any time by delivering to the Board of Directors a written notice of resignation. Such resignation shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day period is waived by the Board of Directors. If the Company is not in existence when an Investment Manager resigns, then such written notice shall be delivered to the person(s) or court entitled to appoint a successor Investment Manager.

(b) An Investment Manager may be removed by the Company by delivering to such Investment Manager a written notice of removal. Such removal shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day notice is waived by such Investment Manager.

(c) The Company, upon receiving a notice of resignation from an Investment Manager, or upon giving a notice of removal to an Investment Manager, shall promptly appoint a successor Investment Manager, if needed. Otherwise, the continuing Investment Manager(s) shall serve as the Investment Manager. Upon the Company’s failure or refusal to appoint such a successor Investment Manager within 30 days after such a notice of resignation or removal is given, then, if there is no Investment Manager serving, the Committee, or if there is no Committee, a majority of the Participants, shall nominate a successor Investment Manager. If no successor Investment Manager is appointed pursuant to the foregoing, then, whenever there is no Investment Manager serving, a court of competent jurisdiction shall appoint such a successor Investment Manager. The Trust shall pay the expenses incurred in connection with such court appointment.

(d) Any successor Investment Manager appointed as provided for above may qualify by signing and delivering to the Board of Directors (if the Company exists then) a document in which such successor Investment Manager accepts such appointment, and, upon such delivery, such successor Investment Manager, without further act, shall become vested with all discretions and duties of the predecessor Investment Manager with like effect as if originally named as an Investment Manager. If the Company does not exist when a successor Investment Manager qualifies, the document mentioned above shall be kept with the Trustee’s records for the Trust.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1: Amendments. The Company, acting through the Board of Directors, or the Committee may amend the Plan from time to time and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by an officer of the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i) the date the amendment is adopted;

(ii) the date the amendment becomes effective; or

(iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee’s written consent.

(e) No amendment shall decrease any Participant’s Accrued Benefit or eliminate an optional form of distribution.

Section 9.2: Discontinuance Of Plan.

(a) The Company expects that the Plan and the Company’s contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accrued Benefit shall become 100% vested, if it is not already fully vested. Upon Plan termination, (i) if the interest credit rate (or equivalent amount) under the Plan is a variable rate, the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date, and (ii) the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age is the rate and table specified under the Plan for such purposes as of the termination date. For purposes of (ii), if the rate of interest is a variable rate, then the rate is the average of such rates during the five-year period ending on the termination date.

(b) The Board of Directors may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan’s termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan, the Committee shall, as is necessary, direct the Trustee to liquidate the Trust’s assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust’s assets in accordance with subsection (d) below.

(c) The Plan shall automatically terminate upon the happening of any of the following events:

(i) adjudication of the Company as a bankrupt;

(ii) general assignment by the Company to or for the benefit of creditors; or

(iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

(d) In the event of the termination, either complete or partial, of the Plan, the Committee shall allocate the assets of the Plan available to provide benefits among the Participants and Beneficiaries affected by the Plan termination, and shall liquidate the pension obligations to such retired Participants and Beneficiaries at their then Actuarial Equivalent value by a lump sum payment in cash to them from the Trust, or by using the Trust to purchase annuities for them, or otherwise as the Committee shall determine in the following order:

First:	In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least. This lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

Second:	In the case of a Participant’s or beneficiary’s benefit (other than a benefit described in priority category Second) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his or her benefits had commenced (in the normal form of payment under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the such benefit would be the least.

Third:	To all other benefits (if any) of individuals under the Plan guaranteed by the Pension Benefit Guaranty Corporation determined without regard to prior plan terminations.

Fourth:	To all other nonforfeitable benefits under the Plan.

Fifth:	To all other benefits under the Plan.

Sixth:	Any residual assets of the Plan may then be distributed to the Company, if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied, and the distribution does not contravene any provision of law.

ARTICLE X

CLAIMS PROCEDURE

Section 10.1: Presentation Of Claim. Any Participant or beneficiary of a deceased Participant or duly authorized representative of either (such Participant or beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 10.2: Notification Of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) the specific reason(s) for the adverse benefit determination;

(ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s claim review procedures set forth in Section 10.3 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 10.3: Review Of A Denied Claim. Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a) may submit written comments, documents, records, and other information relating to the claim for benefits;

(b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and/or

(c) may request a hearing, which the Board of Directors, in its discretion, may grant.

(d) The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 10.4: Decision On Review. The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors’ decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors’ decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) reference to the specific Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e) such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XI

MISCELLANEOUS

Section 11.1: Contributions Not Recoverable. Subject to the next two sentences, it shall be impossible for any part of the Trust’s principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company’s tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b) any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

(c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d) upon termination of the Plan, any residual assets under Section 9.2.

Subsections (b) and (c) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 11.2: Limitation On Participants’ Rights. Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company’s employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 11.3: Receipt Or Release. Any payment to any Participant or beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee may require such Participant or beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 11.4: Nonassignability.

(a) None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to a (i) “qualified domestic relations order” (“QDRO”), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant may be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan.

Section 11.5: Governing Law. The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 11.6: Headings. Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 11.7: Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 11.8: Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 11.9: Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the “new plan”) unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 11.11: Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 11.12: The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 11.13: Special Requirements For USERRA. Despite any other provision of the Plan:

(a) An Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break in Service by reason of such Employee’s period of Qualified Military Service.

(b) Each period of Qualified Military Service served by an Employee shall, upon reemployment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c) An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of reemployment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e) For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

Section 11.14: Facility Of Payment. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 11.15: Electronic Media. Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

* * * * * * * * *

[Signature Page Follows]

Signature Page

The Company has signed this Plan on the date indicated below, to be effective as of the Effective Date.

“Company”

UNIFIED GROCERS, INC.

Dated:	December 29, 2008	By:	/s/ Robert M. Ling, Jr.
		Its:	Executive Vice President & General Counsel

APPENDIX A

Table 1

Annuity Factors

Age	Factor
55	13.0
56	12.8
57	12.6
58	12.4
59	12.2
60	12.0
61	11.8
62	11.6
63	11.4
64	11.2
65	11.0

Straight line interpolation of these factors will be used to reflect the participant’s actual age in years and whole months.

Table 2

Contribution Credits

Years of Service in Year of Credit*	Contribution Credit (Percentage of Compensation)
0-4	4%
5-9	5%
10-14	6%
15-19	7%
20 and Over	8%

*	Determined as of the first day of the Plan Year for which the Contribution Credit is being allocated.

Table 3

Transition Contribution Credits

Actual Age at Transition Date	Contribution Credit (Percentage of Compensation)
40-44	7%
45-49	8%
50-54	9%
55 and Over	10%

Table 4

Early Retirement Factors

Years Prior to Normal Age	Percentage
0	100%
1	95%
2	90%
3	85%
4	80%
5	75%
6	70%
7	65%
8	60%
9	55%
10 or more	50%

Straight line interpolation of these percentages will be used where fractional completed years prior to Normal Retirement Date are involved.

Table 5

ERF Age	Years of Vesting Service
	Under 25	25	26	27	28	39	30
55	0.500	0.600	0.650	0.700	0.750	0.800	0.850
56	0.533	0.626	0.673	0.720	0.767	0.813	0.860
57	0.567	0.654	0.697	0.740	0.784	0.827	0.870
58	0.600	0.680	0.720	0.760	0.800	0.840	0.880
59	0.633	0.706	0.743	0.780	0.817	0.853	0.890
60	0.667	0.734	0.767	0.800	0.834	0.867	0.900
61	0.733	0.786	0.813	0.840	0.867	0.893	0.920
62	0.800	0.840	0.860	0.880	0.900	0.920	0.940
63	0.867	0.894	0.907	0.920	0.934	0.947	0.960
64	0.933	0.946	0.953	0.960	0.967	0.973	0.980
65	1.000	1.000	1.000	1.000	1.000	1.000	1.000